UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

ADVANCED MEDICAL ISOTOPE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 N. Kellogg Street, Kennewick, WA 99336

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Director

 On Tuesday April 14, 2015, the Board of Directors (the “Board”) of Advanced Medical Isotope Corporation (“AMIC”) received and accepted the resignation of Kenin M. Spivak from his position as a member of the Board of AMIC. Mr. Spivak’s decision to resign was related to time commitments on other projects that could interfere with his ability to timely perform his responsibilities as a director, and was not the result of any disagreement with the Company on the Company’s operation, policies or practices.   Mr. Spivak was also party to a business advisory agreement with the AMIC.  This agreement is currently being reevaluated for modification by the Company in light of Mr. Spivak’s  other time commitments.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: April 17, 2014	By:	/s/ James C. Katzaroff
James C. Katzaroff
Chairman and Chief Executive Officer

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